                     [Letterhead of Kingery & Crouse, P.A.]

                                  Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Neogenomics, Inc.
12701 Commonwealth Drive, Suite 9
Fort Meyers, FL 33913

To the Board of Directors and stockholders of Neogenomics, Inc. and subsidiary:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April
14, 2005 included in the Annual Report on Form 10-KSB of Neogenomics, Inc. as of
December 31, 2004 and for the years ended December 31, 2004 and 2003.

/s/ Kingery & Crouse, P.A.

Kingery & Crouse, P.A.
Tampa, FL

June 20, 2005